IFF (LOGO)
                                  [LETTERHEAD]


                                        September 2, 1998



Mr. David G. Bluestein
25 Wild Turkey Court
Ridgefield, Connecticut 06877

Dear David,

     You have informed me that you will resign from the employ of International Flavors & Fragrances Inc. ("IFF" or the "Company"), effective September 18, 1998 (the "Resignation Date"), to accept another position. This letter (this "Agreement") will set forth the terms of our understanding in connection with your resignation as an employee and Director of IFF.

     1. In connection with your resignation, please execute the letter of resignation as a Senior Vice-President and a director of IFF attached to this letter as Exhibit A. You also agree to execute such other resignations as an officer, director and/or trustee of IFF subsidiaries or of IFF benefit plans as may be requested of you.

     2. Within thirty (30) days after the date of your execution of this Agreement and Exhibits A and C, ownership of the IFF-provided automobile presently in your possession (the "Company Car") will be transferred to you. If you are required to recognize any compensation resulting from the transfer, that compensation will be included in your Form W-2 in respect of 1998.

     3. You will be eligible to receive a prorated incentive compensation award in respect of the portion of 1998 through the Resignation Date under the IFF Management Incentive Compensation Plan ("MICP"). Your actual incentive compensation award for 1998 will be based on the performance of the IFF Flavor Division for such

                                                          Mr. David G. Bluestein
                                                               September 2, 1998
                                                               Page 2 of 5 Pages


          year and will be determined and awarded in early 1999 together with the awards to all other 1998 MICP participants.

     4. Except as provided in the next sentence, you agree that the prorated MICP award for 1998 and transfer to you of the Company Car will be in lieu of all other monetary compensation to which you may be otherwise entitled in respect of your employment, including but not limited to any further payment of base salary or payment of vacation pay. The IFF Compensation and Benefits Department will contact you with respect to the disposition of your Retirement Investment Fund Plan (including supplemental plan) accounts.

     5. On the Resignation Date, the life insurance coverage (including any coverage under the IFF Executive Death Benefit Plan) with which you have been provided as an active IFF employee will terminate. You will have the right to convert such group life insurance into individual coverage without the need for a medical history or examination by contacting a Prudential agent of your choice within thirty-one (31) days after the Resignation Date. In addition, in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), after the Resignation Date you and your eligible dependents will have the opportunity to continue medical and dental coverage under the IFF Group Health Plan for up to eighteen (18) months by paying the applicable monthly premiums for such coverage.

     6. You agree and acknowledge that, as of the Resignation Date, the Executive Severance Agreement dated November 11, 1997 between you and IFF will terminate.

     7. You agree that until September 30, 1999, you will neither solicit for employment by nor hire any IFF employee for, and you will not, either directly or indirectly, encourage or advise any IFF employee to leave the employ of IFF and/or accept any position with, any business, whether or not competitive with IFF and whether or not you are engaging or intend to engage in such business. For the purpose of this
          Section 7, an "IFF employee" is any person who at the relevant time either is an active employee of IFF or within the preceding twelve
          (12) months, whether or not an active employee, has been paid any

                                                          Mr. David G. Bluestein
                                                               September 2, 1998
                                                               Page 3 of 5 Pages


          compensation, whether as salary, consulting fee or severance or salary continuation, by IFF (for the purpose of this Section 7 pension or other retirement benefits will not be considered compensation).

     8. Under your Security Agreement with IFF, a copy of which is attached to this Agreement as Exhibit B, and under applicable trade secret law, you are obliged to keep in confidence all IFF proprietary and confidential information, including that described above, and not to divulge it to others or to use it for your own purposes or in the service of any new employer. Both under your Security Agreement and under applicable law, this obligation continues not only while you are employed by IFF, but after cessation of that employment. In that connection, you acknowledge that during your IFF service, you have acquired proprietary and confidential knowledge and information of IFF, including, but not limited to business, technical, human resources and legal strategies, and the identity of IFF customers and suppliers and the quantities of products ordered by or from and the prices paid by or to those customers and suppliers. In addition, you have also acquired similar confidential knowledge and information belonging to IFF's customers and provided to IFF in confidence under written and oral secrecy agreements. You agree to abide by the terms and conditions of the Security Agreement both before and after the Resignation Date, but such obligations will in no way be construed as a continuation of your IFF employment, which will terminate on the Resignation Date.

     9. Upon your leaving the employ of IFF you are also required to deliver to IFF all notes, memoranda, records, files or other papers, including all copies thereof, in your custody or control and relating to any IFF proprietary and confidential knowledge or information, or any such information of IFF customers or suppliers (collectively, "IFF Documents"). You hereby acknowledge that on or before the Resignation Date you will have delivered all to IFF all IFF documents.

     10.  You and IFF agree:

          (a) At no time will you in any way denigrate, demean or otherwise say or do anything, whether in

                                                          Mr. David G. Bluestein
                                                               September 2, 1998
                                                               Page 4 of 5 Pages


               oral discussions or in writing, (i) that would cause any director, officer, employee or representative of IFF, or any third party, including but not limited to suppliers, customers and competitors of IFF, to lower his, her or its perception about the integrity, public or private image, professional competence, or quality of products or service, of IFF or of any officer, director, employee or other representative of IFF, or (ii) that might suggest, directly or indirectly, or cause any such person or entity to conclude that your resignation from the employ and/or as a director of IFF was the result of any disagreement with IFF on any matter relating to the Company's operations, policies or practices. You hereby acknowledge that your breach of any of Sections 7, 8 or 9 or of this Section 10(a) will entitle the Company (i) immediately to withhold any payment or other benefit due to you at any time thereafter under this Agreement (except for any amounts then due to you in respect of your RIFP accounts) and (ii) to injunctive relief.

          (b) At no time will any director, officer, employee or other representative of IFF in any way denigrate, demean or otherwise say or do anything, whether in oral discussions or in writing, that would cause any other director, officer, employee or representative of IFF, or any third party, including but not limited to suppliers, customers and competitors of IFF, to lower his, her or its perception about your integrity, public or private image or professional competence.

     11. Please sign and return the Release attached to this Agreement as Exhibit C. This Agreement will take effect only upon your execution of this Agreement and Exhibits A and C.

     12. This Agreement will be governed by and interpreted in accordance with New York law.

                                                          Mr. David G. Bluestein
                                                               September 2, 1998
                                                               Page 5 of 5 Pages


     Please sign and date both copies of this letter in the space provided below and return one fully executed copy, together with the executed letter of resignation and the Release. The other copy is for your records.

     David, we appreciate your service to IFF and wish you the best in your new position

                                        Sincerely yours,

                                        INTERNATIONAL FLAVORS &
                                          FRAGRANCES INC.




                                        By: /s/ EUGENE P. GRISANTI
                                            ----------------------
                                                Eugene P. Grisanti
                                                Chairman and
                                                President


AGREED AND ACCEPTED


/s/ DAVID G. BLUESTEIN
----------------------
    David G. Bluestein
    September 3, 1998

                                                                       EXHIBIT A



                                        September 2, 1998



Stephen A. Block, Esq.
Vice-President and Secretary
International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019


Dear Mr. Block:

     I hereby resign as Senior Vice-President and President, Flavor Division, and as a member of the Board of Directors of International Flavors & Fragrances Inc., effective immediately.




                                        /s/ DAVID G. BLUESTEIN
                                        ----------------------
                                            David G. Bluestein

                                                                  EXHIBIT B

                            IFF SECURITY AGREEMENT

                    International Flavors & Fragrances Inc.
                    521 West 57th St., New York, N.Y. 10019





     In consideration of my employment by IFF or any of its subsidiaries (herein together called IFF), I hereby agree as follows:

     1. I acknowledge that in the course of my employment by IFF, I may have access to, acquire or gain confidential knowledge or information (i) with respect to formulae, secret processes, plans, devices, products, computer programs and other intangible property, know-how and other data belonging or relating to IFF or belonging to a customer or supplier of IFF, or (ii) with respect to the identity of customers of IFF, and the identity of products and the quantity and prices of the same ordered by such customers. I acknowledge that all such information is the sole property of IFF or its customer or supplier, and I shall treat it as set forth below.

     2. I shall keep confidential all such knowledge or information described above and shall not divulge it to others nor use it for my own private purposes or personal gain, without the express written consent of IFF. This obligation on my part shall continue during and after the period of my employment by IFF.

     3. Upon Termination of my employment, or at any time IFF may request, I shall deliver to IFF all notes, memoranda, formulae, records, files or other papers, tapes, discs or programs, and copies thereof, in my custody relating to any such knowledge or information described above to which I have had access or which I may have developed during the term of my employment.

     4. I shall not, without the prior written permission of IFF, after leaving the employ of IFF for any reason, work for others, or for my own account, on any of the secret processes, formulae or programs on which I have worked or to which I have had access while in the employ of IFF.

     5. Any invention, formula, process, product, program, idea, discovery and improvement conceived or developed by me within the period of my employment, relating to any activity engaged in by IFF, shall be the sole and exclusive property of IFF and I shall promptly communicate to IFF full information with respect to any of the foregoing conceived or developed by me. I shall execute and deliver all documents and do all other things as shall be deemed by IFF to be necessary and proper to effect the assignment to IFF of the sole and exclusive right, title and interest in and to all such inventions, formulae, processes, products, programs, ideas, discoveries and improvements, and patent applications and patents thereon.

     6. I understand and agree that IFF has no interest in and will not accept divulgence to it of any confidential knowledge or information which is the property of any previous employer or third party. Notwithstanding any other paragraph of this agreement, I shall not communicate any such confidential knowledge or information to IFF nor use the same during the course of my employment.


              9/22/97                           /s/ DAVID G. BLUESTEIN
 ....................................       .....................................
               (date)                                  (signature)

                                                                       EXHIBIT C

                                    RELEASE

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, David G. Bluestein, 25 Wild Turkey Court, Ridgefield, Connecticut 06877 (hereinafter referred to as "Employee"), for and in consideration of certain benefits heretofore paid or to be paid or provided to him by International Flavors & Fragrances Inc., a New York corporation with a place of business located at 521 West 57th Street, New York, New York 10019 (hereinafter referred to as "IFF Inc."), as such benefits are set forth in an Agreement dated September 2, 1998, a copy of which is annexed hereto as Annex A, DOES HEREBY AGREE TO RELEASE and DOES HEREBY RELEASE IFF Inc. and all of its subsidiaries and affiliates and their respective directors, officers and employees (hereinafter referred to as "Releasees") from all "Claims", as hereinafter defined, and Employee agrees never to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.

     As used in this Release, the term "Claims" means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee now has, or claims to have, or which Employee at any earlier time had, or claimed to have had, or which

Employee at any future time may have, or claim to have, against each or any of the Releasees as to any matters occurring or arising on or before the date this Release is executed by Employee. The claims Employee is releasing under this Release include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, written or oral, and any Claims for wrongful discharge, fraud, misrepresentation, infliction of emotional distress, or any other tort, and any other Claims relating to or arising out of Employee's employment with IFF Inc. or the termination thereof, and any Claim for violation of any Federal, state or other governmental statute, regulation or ordinance including, but not limited to, the following, each as amended to date:
(1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. (Sections)2000e et seq.. (race, color, religion, sex and national origin discrimination); (2)
Section 1981 of the Civil Rights Act of 1866, 42 U.S.C. (Section 1981) (race discrimination); (3) the Age Discrimination in Employment Act, 29 U.S.C. (Sections)621-634 (age discrimination; (4) the Equal Pay Act of 1963, 29 U.S.C. (Section)206 (equal pay); (5) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (6) Executive Order 11141 (age discrimination); (7) Section 503 of the Rehabilitation Act of 1973, 29 U.S.C. (Sections)701 et seq. (handicap discrimination); (8) the Employee Retirement Income Security Act of 1974, 29 U.S.C. (Sections)1001 et seq. (retirement matters); and (9) any applicable New York, New Jersey or Connecticut state or local law relating to employment termination that may be discriminatory or otherwise in contravention of public policy.

     Employee hereby represents that he has not filed any complaints, charges, or lawsuits against any Releasee with any governmental agency or any court; that he will not file or pursue any at any time hereafter; and that if any such agency or court assumes jurisdiction of any complaint, charge or lawsuit against any Releasee on behalf of Employee, he will request such agency or court to withdraw from the matter. Neither this Release nor the undertaking in this paragraph shall limit Employee from pursuing Claims for the sole purpose of enforcing his rights under Annex A or under any employment or retiree benefit plan or program of IFF Inc.

     Employee hereby represents that he has been given a period of twenty-one
(21) days to review and consider this Release before signing it. Employee further understands that he may use none or as much of this 21-day period as he wishes prior to signing.

     Employee is advised that he has the right to and should consult with an attorney before signing this Release. Employee understands that whether or not to do so is Employee's decision. Employee has exercised his right to consult with an attorney to the extent, if any, that he desired.

     Employee may revoke this Release within seven (7) days after he signs it. Revocation can be made by delivering a written notice of revocation to Vice-President and Secretary, IFF Inc., 521 West 57th Street, New York, New York 10019. For such revocation to be effective, written notice must be received by such Vice-President, Human Resources, not later than the close of business on the seventh day after the day on which Employee executes this Release. If Employee revokes this Release, it shall not be effective and the Letter Agreement described in Annex A shall be null and void.

     Employee understands and acknowledges that IFF Inc. has not made any promises or representations to Employee other than those in Annex A.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS RELEASE, UNDERSTANDS IT AND IS VOLUNTARILY EXECUTING IT.

     [PLEASE READ THIS RELEASE CAREFULLY. IT COVERS ALL KNOWN AND UNKNOWN
CLAIMS.]




     Executed at New York City, NY, on September 3, 1998




                                               /s/ DAVID G. BLUESTEIN
                                               ----------------------
                                                   David G. Bluestein



STATE OF NEW YORK
COUNTY OF NEW YORK ss:

Subscribed and sworn to before
me this 3rd day of September, 1998
by the said David G. Bluestein
known to me.




             /s/ MARA DUMSKI
             -----------------
                 Notary Public

                 Mara Dumski
         Notary Public, State of New York
                 No. 01DU4944307
           Qualified in New York County
        Commission Expires November 21, 1998